UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 31, 2013

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On December 31, 2013, CVR Energy, Inc. (the “Company”) entered into amendments (the “Amendments”) of the employment agreements (as amended, each agreement, an “Employment Agreement” and together, the “Employment Agreements”), with each of Susan M. Ball, Edmund S. Gross and Robert W. Haugen. Ms. Ball and Messrs. Gross and Haugen are each named executive officers of the Company (each, an “NEO” and together, the “NEOs”). Except as provided below, the terms of the Employment Agreements are substantially consistent with the terms of the NEOs’ existing agreements, as amended to date.

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The term of each NEO’s employment was extended through the first to occur of (i)(X) December 31, 2014 with respect to Messrs. Gross and Haugen and (Y) December 31, 2015 with respect to Ms. Ball and (ii) the termination or resignation of the NEO’s employment in accordance with the terms of the Employment Agreement.

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With respect to post-termination payments in the event of an NEO’s termination by the Company other than for Cause or Disability or an NEO’s resignation for Good Reason (as each term is defined in the Employment Agreement), rather than receiving salary continuation and welfare benefits for 12 months following termination, each NEO will receive salary continuation and welfare benefits for the lesser of (A) 12 months and (B) the remainder of the term of the Employment Agreement.

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With respect to post-termination payments in the event of (i)(X) Mr. Gross’s or Ms. Ball’s termination by the Company other than for Cause or Disability or (Y) Mr. Gross’s or Ms. Ball’s resignation for Good Reason, in each case within the one-year period following a Change in Control (as defined in the Employment Agreements and modified as described below) or (ii) a Change in Control Related Termination (as defined in the Employment Agreements) of Mr. Gross or Ms. Ball, rather than receiving (A) an additional 12 months base salary, (B) a payment equal to 1/12 of the target Annual Bonus (as defined in the Employment Agreements) each month for two years following such a termination and (C) an additional 12 months of welfare benefits, Mr. Gross and Ms. Ball will receive a payment equal to 1/12 of the target Annual Bonus each month during the Severance Period (as defined in the Employment Agreements and modified as described above).

•	The Retirement age for Ms. Ball and Mr. Haugen was raised from 62 to 65.

•	The definition of “Change in Control” has been revised to reflect the Company’s ownership by IEP Energy LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2014

CVR Energy, Inc.

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary

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